UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

Breeze-Eastern Corporation

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-07872 (Commission File Number)	95-4062211 (IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey (Address of Principal Executive Offices)	07981 (Zip Code)

Registrant’s telephone number, including area code: (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Breeze-Eastern Corporation (the “Company,” “we” or “us”) held on September 14, 2012, the holders of our outstanding stock took the actions described below. As of the record date for the annual meeting, 9,494,494 shares of common stock were issued and outstanding, each entitled to one vote per share.

The stockholders elected the following directors to serve on our board of directors until the 2012 annual meeting of stockholders and until their successors have been duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Kelly	8,138,178	229,171	818,668
Nelson Obus	8,315,178	52,171	818,668
William J. Recker	8,162,250	205,099	818,668
Russell M. Sarachek	7,561,659	805,690	818,668
William M. Shockley	8,138,208	229,141	818,668
Frederick Wasserman	8,130,454	236,895	818,668
Brad Pedersen	8,338,494	28,855	818,668

Additionally, the stockholders also approved the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013. The result of the voting was 9,169,473 for, 10,338 against, and 6,206 abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: September 17, 2012	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary